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    As filed with the Securities and Exchange Commission on November 30, 1999
                                                      Registration No. 333-85191

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                        Post-Effective Amendment No. 1 to
                                    Form S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                   KNOLL, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                           13-3873847
             --------                                           ----------
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              --------------------

                                1235 Water Street
                       East Greenville, Pennsylvania 18041
                                 (215) 679-7991
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              --------------------

                           Patrick A. Milberger, Esq.
                  Vice President, General Counsel and Secretary
                                1235 Water Street
                       East Greenville, Pennsylvania 18041
                                 (215) 679-7991
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                  with copy to:
                            Michael A. Schwartz, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                          New York, New York 10019-6099
                                 (212) 728-8000

                              --------------------

     Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] .................
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ....................
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              --------------------

================================================================================



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                                EXPLANATORY NOTE

     The Registrant previously registered 1,384,858 shares of its common stock, par value $.01 per share ("Common Stock"), on Form S-3 (File No. 333-85191) (the "Registration Statement"), which was declared effective by the Securities and Exchange Commission on August 20, 1999.

     On November 4, 1999, Knoll, Inc. (the "Company") consummated a going-private transaction (the "Merger") in which a newly formed entity merged with and into the Company. As a result of the Merger, the Common Stock ceased to trade on The New York Stock Exchange and became eligible for delisting from The New York Stock Exchange and termination of registration pursuant to Section 12(g)(4) and 12(h)(3) of the Exchange Act. Accordingly, on November 5, 1999, the Company filed a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission.

     The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the effectiveness of the Registration Statement and to deregister all of the shares of Common Stock originally registered thereby which remain outstanding as of such termination.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Greenville, Pennsylvania, on November 30, 1999.


                                        KNOLL, INC.


                                        By: /s/ Douglas J. Purdom
                                            ------------------------------
                                            Douglas J. Purdom
                                            Senior Vice President and
                                            Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons, in the capacities and on the dates indicated:


Name                         Title                             Date
----                         -----                             ----

/s/ Burton B. Staniar
------------------------     Chairman of the Board             November 30, 1999
Burton B. Staniar

/s/ John H. Lynch            President, Chief Executive
------------------------     Officer and Director              November 30, 1999
John H. Lynch                (Principal Executive Officer)

/s/ Douglas J. Purdom
------------------------     Chief Financial Officer           November 30, 1999
Douglas J. Purdom            (Principal Financial Officer)

/s/ Barry L. McCabe
------------------------     Controller (Principal             November 30, 1999
Barry L. McCabe              Accounting Officer)

/s/ Kathleen G. Bradley
------------------------     Director                          November 30, 1999
Kathleen G. Bradley

/s/ Andrew B. Cogan
------------------------     Director                          November 30, 1999
Andrew B. Cogan

/s/ Jeffrey A. Harris
------------------------     Director                          November 30, 1999
Jeffrey A. Harris

/s/ Sidney Lapidus
------------------------     Director                          November 30, 1999
Sidney Lapidus

/s/ Kewsong Lee
------------------------     Director                          November 30, 1999
Kewsong Lee

/s/ Lloyd Metz
------------------------     Director                          November 30, 1999
Lloyd Metz

/s/ Henry B. Schacht
------------------------     Director                          November 30, 1999
Henry B. Schacht